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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF VIASYSTEMS GROUP, INC.



Viasystems, Inc. - Delaware

Viasystems International, Inc. - Delaware

Viasystems FSC, Incorporated - Barbados

Viasystems Technologies Corp. LLC - Delaware

PAGG Corporation - Massachusetts

Viasystems Technologies Corp. - Nevada

Viasystems International (Cayman Islands) Ltd. - Cayman Islands

Viasystems ULC - Nova Scotia

Viasystems Partners Ltd. - Canada

Espana Viasystems Technologies, S.A. - Spain

Viasystems Asia Pacific Company Limited - Hong Kong

Viasystems Luxembourg S.a.r.l. - Luxembourg

Viasystems Canada Partnership - Canada

Viasystems NRO Ltd. - Canada

Viasystems Canada, Inc. - Canada

Viasystems Group Limited - England/Wales

Viasystems Puerto Rico, Inc. - Puerto Rico

Chips Acquisition Limited - England/Wales

PCB Investments Plc - England/Wales

Viasystems Solutions, Inc. - Canada

Interconnection Systems Limited - England/Wales

Viasystems BVI Ltd. - British Virgin Islands

Kalex Printed Circuit Board Limited - Hong Kong

Lee Lap & Sons Limited - Hong Kong

Termbray Property (B.V.I.) Limited - British Virgin Islands

Kalex Circuit Board (Hong Kong) Limited - Hong Kong

Termbray Laminate Company Limited - Hong Kong

Kalex Printed Circuit Board (S) PTE Ltd. - Singapore

Guangzhou Kalex Laminate Company Ltd. - People's Republic of China

Kalex Circuit Board (China) Limited - Hong Kong

Guangzhou Termbray Electronics Technology Co. Ltd. - People's Republic of China

Kalex Multilayer Printed Circuit Board Co. Ltd. - Hong Kong

Termbray Circuit Board Company Ltd. - Hong Kong

Kalex Multi-layer Circuit Board (Zhong Sahn) Ltd. - People's Republic of China

Kalex Circuit Board (Guangzhou) Limited - Hong Kong

Guangzhou Termbray Circuit Board Co. Ltd. - People's Republic of China

Viasystems Selkirk Limited - Scotland

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Viasystems France (S.A.R.L.) - France

Viasystems International Ltd. - England/Wales

Viasystems BV - Netherlands

Viasystems (Nantong) Electronic Technologies Company Ltd. - China

Print Service Holding NV - Netherlands

Mommers Print Service BV - Netherlands

Alex Cars BV - Netherlands

Mommers Vastgoed BV - Netherlands

Momm BV - Netherlands

Lamberto BV - Netherlands

Print Belgie Beheer BV - Netherlands

Masthoff BV - Netherlands

European Semiconductors Assembly BV - Netherlands

Print Belgie Holding BV - Netherlands

Mommers Print Service France SARL - France

Torag Trading A.G. - Switzerland

Wirekraft Industries, Inc. - Delaware

Wire Harness Industries, Inc. - Delaware

Wirekraft Employment Co. - Delaware

ECM Holding Company - Delaware

Electro Componentes de Mexico, S.A. de C.V. - Mexico

Wirekraft Industries de Mexico, S.A. de C.V. - Mexico


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